Exhibit 10.5

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), dated as of [MONTH DATE], [YEAR] (the “Effective Date”), is entered between iKang Healthcare Group, Inc., a company incorporated in the Cayman Islands (the “Company”) and [NAME] (“Executive”).

WHEREAS, the Company and Executive wish to enter into an employment agreement whereby the Executive will be employed by the Company in accordance with the terms and conditions stated below;

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE 1

EMPLOYMENT, DUTIES AND RESPONSIBILITIES

Section 1.01. Employment. Executive shall serve as the [TITLE] of the Company. Executive hereby accepts such employment and agrees to devote substantially all of Executive’s time and efforts to promoting the interests of the Company.

Section 1.02. Duties and Responsibilities. Subject to the supervision of and direction by the Board of Directors of the Company, Executive shall perform such duties as are similar in nature to those duties and services customarily associated with the positions set forth above.

Section 1.03. Base of Operation. Executive’s principal base of operation for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company in Beijing, the People’s Republic of China (“PRC”), and at such other places as shall from time to time be reasonably necessary to fulfill Executive’s obligations hereunder.

ARTICLE 2

TERM

Section 2.01. Term. (a) The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue for a period of [NUMBER] years from the Effective Date. The Term and this Agreement will be renewed automatically thereafter for successive one-year terms unless a one-month notice of non-renewal is given by one party to the other.

(b) Executive represents and warrants to the Company that neither the execution and delivery of this Agreement nor the performance of Executive’s duties hereunder violates or will violate the provisions of any other agreement to which Executive is a party or by which Executive is bound.

ARTICLE 3

COMPENSATION AND EXPENSES

Section 3.01. Salary And Benefits. The Executive’s salary and benefits shall be determined by the Company and shall be specified in a separate agreement between the Executive and the Company’s designated subsidiary or affiliated entity. Unless otherwise provided in such separate agreement, the Executive’s salary and benefits are subject to annual review and adjustment by the Company.

Section 3.02 Expenses. The Company will reimburse Executive for reasonable documented business-related expenses incurred by Executive in connection with the performance of Executive’s duties hereunder during the Term, subject, however, to the Company’s policies relating to business-related expenses as in effect from time to time during the Term.

Section 3.03. Stock Incentive Plan. Executive shall be entitled to participate during the Term in the 2013 February Share Incentive Plan, 2013 April Share Incentive Plan and 2014 March Share Incentive Plan of the Company, and any successors thereto, subject to the terms and provisions of such plan and the execution of the award agreement between the Company and Executive.

Section 3.04 Payer of Compensation. All compensation, salary, benefits and remuneration in this Agreement may be paid by the Company or any of its subsidiaries or affiliated entities, as decided by the Company in its sole discretion.

ARTICLE 4

EXCLUSIVITY, ETC.

Section 4.01. Exclusivity. Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive agrees that Executive will devote substantially all of Executive’s working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. The Executive agrees that all of his activities as an employee of the Company shall be in conformity with all present and future policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

Section 4.02. Confidentiality and Non-Competition.

(a) Non-compete. During the Executive’s employment with the Company and for [NUMBER] months after his employment with the Company terminates for any reason, Executive will not directly or indirectly engage in any business or activity directly in competition with a product or service being developed, marketed or sold by the Company or any of its subsidiaries or affiliated entities at the time of such termination within the [PRC and Hong Kong], whether such engagement by Executive shall be as an officer, principal, agent, director, owner, employee, partner, affiliate, consultant or other participant in such business or activity.

(b) Confidentiality. Throughout the course of Executive’s employment with the Company and thereafter, Executive shall keep in strict confidence all non-public information relating to the business, financial condition and other aspects of the Company, including but not limited to trade secrets, business methods, products, processes, procedures, development or experimental projects, plans, service providers, customers and users, and except as authorized by the Company, may not disclose or provide to any person, firm, corporation or entity such non-public information, and may not use such non-public information for any purpose other than to fulfill his responsibilities as the [TITLE] in the best interest of the Company. Executive shall also comply with the Company’s corporate policies and any other agreements on confidentiality that Executive may enter into with the Company or any of its subsidiaries or affiliated entities. This provision and such other confidentiality policies and agreements are hereinafter collectively referred to as the “Confidentiality Terms.”

ARTICLE 5

TERMINATION AND INDEMNIFICATION

Section 5.01. Termination by Company. The Company shall have the right to terminate the Executive’s employment at any time with or without “Cause” by giving a [NUMBER]-month advance notice in writing pursuant to the terms hereof. For purposes of this Agreement, “Cause” shall mean: (i) Executive’s willful and continued failure substantially to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness), (ii) dishonesty in the performance of Executive’s duties hereunder, (iii) an act or acts on Executive’s part constituting a felony under the laws of the PRC or of the United States or any state thereof, (iv) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or (v) Executive’s breach of the non-compete clause hereof and the Confidentiality Terms. For purposes of this Subsection, no act or failure to act, on the part of Executive shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that the act or omission of Executive was in the best interest of the Company.

Section 5.02. Termination by Executive. Executive shall have the right to terminate this Agreement at any time by giving a [NUMBER]-month advance notice in writing pursuant to the terms hereof.

Section 5.03. Death. In the event Executive passes away during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of the Executive’s death.

Section 5.04. Disability. In the event that Executive shall suffer a disability which shall have prevented Executive from performing satisfactorily Executive’s obligations hereunder for a period of at least 120 consecutive days, the Company shall have the right to terminate this Agreement, such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 6.02 hereof.

Section 5.05. Effect of Termination. (a) In the event of termination of Executive’s employment, whether before or after the Term, by either party for any reason, or by reason of the Executive’s death or disability, the Company shall pay to the Executive (or his beneficiary in the event of his death) any base salary or other compensation earned but not paid to the Executive prior to the effective date of such termination. All other benefits due Executive following Executive’s termination of employment shall be determined in accordance with the plans, policies and practices of the Company.

(b) In the event of termination of Executive’s employment by the Company other than for Cause, the Company shall pay to Executive any additional amount as provided by applicable law.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Benefit Assignment; Assignment; Beneficiary. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company’s assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s beneficiary, devisee, legatee or other designee, or if there is no such designee, to Executive’s estate.

Section 6.02. Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, national overnight courier, or email. In the case of the Company, to the office or email account of the [Head of Human Resources]; and in the case of Executive, to the address or email account appearing on the employment records of the Company, from time to time. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

Section 6.03. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive’s employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

Section 6.04. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

Section 6.05. Headings. The article and section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.06. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the state of New York, United States, without reference to the principles of conflict of laws.

Section 6.07. Agreement To Take Actions. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

Section 6.08. Arbitration. Any dispute between the parties hereto respecting the meaning and intent of this Agreement or any of its terms and provisions shall be submitted to arbitration in Hong Kong, in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in effect, and the arbitration determination resulting from any such submission shall be final and binding upon the parties hereto. The arbitrator shall have no authority to award reasonable attorney’s fees to any party in any dispute subject to this Section 6.08. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

Section 6.09. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

Section 6.10. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

Section 6.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 6.12. Corporate Authorization. The Company hereby represents that the execution, delivery and performance by the Company of this Agreement are within the corporate powers of the Company, and that the Chairman of its Board of Directors has the requisite authority to bind the Company hereby.

Section 6.13. Withholding. All payments to Executive hereunder shall be subject to withholding to the extent required by applicable law.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

IKANG HEALTHCARE GROUP, INC.

By:
Name:

Title:

EXECUTIVE

Name:

Title: